                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Thoratec Laboratories Corporation on Form S-3 of our report dated March 1, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the substantial doubt of the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Oakland, California
May 13, 1996